EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 23, 2025, relating to the financial statements of CEL-SCI Corporation (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Potomac, Maryland

April 17, 2026